            As filed with the Securities and Exchange Commission on July 3, 2006
                                                   Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                               -------------------

                                    FORM S-8
                             REGISTRATION STATEMENT

                                      UNDER
                           THE SECURITIES ACT OF 1933

                               -------------------

                                   PCTEL, INC.


             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                               -------------------


           DELAWARE                 8725 W. HIGGINS ROAD         77-0364943
                                  CHICAGO, ILLINOIS 60631

(STATE OR OTHER JURISDICTION OF   (ADDRESS OF PRINCIPAL      (I.R.S. EMPLOYER
 INCORPORATION OR ORGANIZATION)     EXECUTIVE OFFICES)    IDENTIFICATION NUMBER)


                               -------------------
                                 1997 STOCK PLAN
                               -------------------

                                MARTIN H. SINGER
                CHAIRMAN OF THE BOARD AND CHIEF EXECUTIVE OFFICER
                                  PC-TEL, INC.
                              8725 W. HIGGINS ROAD
                                CHICAGO, IL 60631
                                 (773) 243-3000
(NAME, ADDRESS, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                               -------------------

                                   Copies to:
                             DOUGLAS H. COLLOM, ESQ.
                              LANCE E. BRADY, ESQ.
                        WILSON SONSINI GOODRICH & ROSATI
                            PROFESSIONAL CORPORATION
                               650 PAGE MILL ROAD
                            PALO ALTO, CA 94304-1050
                                 (650) 493-9300

                               -------------------


                         CALCULATION OF REGISTRATION FEE

========================================================================================================================
                                                                      PROPOSED        PROPOSED
                         TITLE OF                        MAXIMUM       MAXIMUM         MAXIMUM
                        SECURITIES                       AMOUNT        OFFERING       AGGREGATE           AMOUNT OF
                          TO BE                           TO BE       PRICE PER       OFFERING          REGISTRATION
                        REGISTERED                     REGISTERED       SHARE           PRICE                FEE
------------------------------------------------------------------------------------------------------------------------
Common Stock ($0.001 par value)
   to be issued under the 1997 Stock Plan.........       717,711      $  8.64(1)   $  6,201,023.04       $   663.51
------------------------------------------------------------------------------------------------------------------------

(1) The exercise price of $8.64 per share is estimated in accordance with Rule 457(c) under the Securities Act of 1933, as amended ("Securities Act"), solely for the purpose of computing the amount of the registration fee and is equal to the average of the high and low sales price of a share of PCTEL, Inc. Common Stock as reported by the Nasdaq National Market on June 29, 2006.

         With respect to the Shares hereby registered under the 1997 Stock Plan, the Registrant's Registration Statement on Form S-8/S-3 as filed with the Commission on April 17, 2000 (File No. 333-34910), Registration Statement on Form S-8 as filed with the Commission on May 30, 2001 (File No. 333-61926), Registration Statement on Form S-8 as filed with the Commission on February 4, 2002 (File No. 333-82120), Registration Statement on Form S-8 as filed with the Commission on February 14, 2003 (File No. 333-103233), Registration Statement on Form S-8 as filed with the Commission on February 9, 2004 (File No. 333-112621), Registration Statement on Form S-8 as filed with the Commission on January 18, 2005 (File No. 333-122117), and Registration Statement on Form S-8 as filed with the Commission on January 13, 2006 (File No. 333-131020) collectively referred to as the "Prior Form S-8s", are incorporated herein by reference. Unless otherwise specified, capitalized terms herein shall have the meanings ascribed to them in the Prior Form S-8s.

         On June 5, 2006, the Registrant's stockholders approved the amendment and restatement of the 1997 Stock Plan. As amended and restated, the 1997 Stock Plan provides that the maximum aggregate number of shares with respect to which awards may be made under the 1997 Stock Plan after the effective date of the amendment and restatement is the sum of (a) 2,300,000 shares, plus (b) any shares returned (or that would have otherwise returned) to the 1997 Stock Plan on or after the date of approval by the Registrant's Board of Directors (the "Board") of the amendment and restatement of the 1997 Stock Plan as a result of termination of options or repurchase of shares issued under such plan prior to the date of the Board's approval of the amendment and restatement of the 1997 Stock Plan, plus (c) any shares returned (or that would have otherwise returned) to the Registrant's 1998 Director Option Plan on or after the date of the Board's approval of the amendment and restatement of the 1997 Stock Plan as a result of termination of options or repurchase of shares issued under such plan.

         At the time of the approval of the 1997 Stock Plan by the Registrant's stockholders, there were 1,582,289 shares of the Registrant's Common Stock that had been previously registered under the Prior Form S-8s and that were available for issuance under the 1997 Stock Plan. The Registrant is registering an additional 717,711 shares (the difference between the 2,300,000 share number set forth in the amended and restated 1997 Stock Plan and the 1,582,289 previously registered and available shares at the effective date of the amended and restated 1997 Stock Plan) of its Common Stock under this Registration Statement all of which are reserved for issuance under the Registrant's 1997 Stock Plan. Under the Prior Form S-8s, the Registrant previously registered an aggregate of 10,169,952 shares of its Common Stock for issuance under the 1997 Stock Plan.

                                   * * * * * *

                                     PART II

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 8.   Exhibits.
-------   ---------

               Exhibit No.        Description
               -----------        -----------
                    5.1           Opinion of Wilson Sonsini Goodrich & Rosati, P.C.

                   10.54*         1997 Stock Plan, as amended and restated March 16, 2006

                   23.1           Consent of Independent Registered Public Accounting Firm

                   23.2           Consent of Wilson Sonsini Goodrich and Rosati, P.C.
                                  (contained in Exhibit 5.1)

                   24.1           Power of Attorney (See page (II-3))


     * Incorporated by reference from the exhibit with the same exhibit number filed pursuant to the Registrant's Current Report on Form 8-K filed June 9, 2006.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on this 3rd day of July, 2006.



                                PCTEL, INC.

                                By:  /s/ Martin H. Singer
                                     -------------------------------------------
                                     Martin H. Singer
                                     Chairman of the Board and Chief Executive
                                     Officer

                                POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Martin H. Singer and John Schoen and each one of them, acting individually and without the other, as his attorney-in-fact, each with full power of substitution, for him in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

               SIGNATURE                                     TITLE                       DATE
               ---------                                     -----                       ----
/s/ Martin H. Singer                          Chairman of the Board,                  July 3, 2006
------------------------------------          Chief Executive Officer
         Martin H. Singer                     (Principal Executive Officer) and
                                              Director

/s/ John W. Schoen                            Chief Financial Officer (Principal      July 3, 2006
------------------------------------          Financial and Accounting Officer)
         John W. Schoen

/s/ Richard C. Alberding                      Director                                July 3, 2006
---------------------------
         Richard C. Alberding

/s/ Steven D. Levy                            Director                                July 3, 2006
------------------------------------
         Steven D. Levy

/s/ Giacomo Marini                            Director                                July 3, 2006
------------------------------------
         Giacomo Marini

/s/ Brian J. Jackman                          Director                                July 3, 2006
------------------------------------
         Brian J. Jackman

/s/ Carl A. Thomsen                           Director                                July 3, 2006
------------------------------------
         Carl A. Thomsen

/s/ John R. Sheehan                           Director                                July 3, 2006
------------------------------------
         John R. Sheehan